POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each undersigned officer and/or trustee of the Northern Lights Variable Trust (the “Trust”), on behalf of the Arrow DWA Balanced VIT Fund, a series of the Trust, a Delaware statutory trust, hereby appoints, Kevin Wolf, Emile Molineaux and Andrew Rogers, with full power of substitution, his true and lawful attorney to execute in his name, place and stead and on his behalf any and all amendments to the Trust’s registration statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, as well as any and all registration statements on Form N-14, and to file with the U.S. Securities and Exchange Commission and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interests of the Trust (including without limitation, regulatory authorities in any and all states in which shares of any series of the Trust are sold), any such amendment or registration statement and any and all supplements thereto or to any prospectus or statement of additional information forming a part of the registration statement, as well as any and all exhibits and other documents necessary or desirable to the amendment or supplement process.  Said attorneys, and each of them, shall have the full power and authority, with full power of substitution, to do and perform in the name and on behalf of the undersigned every act whatsoever requisite or desirable to be done in the premises in any and all capacities authorized by the Board of Trustees for such persons to provide or perform with respect to the Trust, as fully and to all intents and purposes as the undersigned might or could do, the undersigned hereby ratifying and approving all such acts of such attorneys.

IN WITNESS WHEREOF, the undersigned have executed this instrument on this 18th day of December 2006.

/s/Michael Miola_______________

/s/Gary Lanzen_________________

Michael Miola, Trustee

Gary Lanzen, Trustee

/s/L. Merril Bryan______________

/s/Anthony J. Hertl______________

L. Merril Bryan, Trustee

Anthony J. Hertl, Trustee